Exhibit 4.1

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.	SHARES

BENEFICIAL MUTUAL BANCORP, INC.
ORGANIZED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT                             SPECIMEN

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $1.00 PAR VALUE
PER SHARE OF BENEFICIAL MUTUAL BANCORP, INC.
a subsidiary stock holding company organized under the laws of the United States.

The shares represented by this certificate are transferable only on the stock transfer books of Delanco Bancorp, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, BENEFICIAL MUTUAL BANCORP, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated: ______________                       [SEAL]

________________________	___________________________
Chief Executive Officer	Corporate Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT -	__________	custodian	_________
		Cust)		(Minor)

TEN ENT - as tenants by the entireties		under Uniform Gifts to Minors Act
_____________________________
(State)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

__________________________________________________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ____________________________________________________________________________, attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED ___________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15